UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549 FORM 8-K CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 6, 2014 (June 4, 2014)

REIS, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland
(State or Other Jurisdiction of Incorporation)
1-12917	13-3926898
(Commission File Number)	(IRS Employer Identification No.)

530 Fifth Avenue, New York, NY	10036
(Address of Principal Executive Offices)	(Zip Code)

(212) 921-1122
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The following proposals were submitted to the stockholders of Reis, Inc. (the “Company”) at its 2014 annual meeting of stockholders held on June 4, 2014:

●	To elect one director to a term expiring at the 2017 annual meeting of stockholders and upon the election and qualification of his successor.
●	To consider and vote upon the approval of an advisory resolution on executive compensation (commonly referred to as “Say on Pay”).
●	To consider and vote upon the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

For more information about the foregoing proposals, see the Company’s proxy statement dated April 28, 2014, the relevant portions of which are incorporated herein by reference. Holders of the Company’s common stock are entitled to one vote per share.

A total of 10,597,730 shares, representing approximately 95.46% of the 11,101,665 shares outstanding and entitled to vote as of the record date (April 10, 2014), were represented in person or by proxy and constituted a quorum.

(1)	The following table sets forth the number of votes cast for each director nominee, the number of votes withheld and the number of non-votes with respect to each director nominee:

Name	For	Withhold	Non-Vote
Lloyd Lynford (class of 2017)	8,001,998	395,382	2,200,350

Mr. Lynford was elected.

(2)
The following table sets forth the number of votes cast, on an advisory basis, for the approval of the compensation of the Company’s named executive officers, the number of votes cast against such advisory approval, the number of abstentions and the number of non-votes:

For	Against	Abstain	Non-Vote
8,026,642	357,132	13,606	2,200,350

The foregoing proposal was approved, on an advisory basis. Based on the results of the vote, and consistent with the previously approved recommendation of the Company’s board of directors to its stockholders, the Company has adopted a policy to conduct an advisory vote on executive compensation every year until the next advisory vote on the frequency of conducting future advisory votes on executive compensation, which is expected to occur no later than the Company’s annual meeting of stockholders in 2018.

(3)
The following table sets forth the number of votes cast for ratification of the appointment of Ernst & Young LLP as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2014, the number of votes cast against the ratification, the number of abstentions and the number of non-votes:

For	Against	Abstain	Non-Vote
10,534,647	25,797	37,286	0

The foregoing proposal was approved.

Item 8.01	Other Events.

The Company’s board of directors, at its regularly scheduled meeting immediately following the 2014 annual meeting of stockholders took certain actions, as follows:

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●	The board of directors reappointed the following members of its standing committees:
o	Audit Committee: M. Christian Mitchell (Chairman), Thomas J. Clarke Jr., Byron C. Vielehr
o	Compensation Committee: Thomas J. Clarke Jr. (Chairman), Byron C. Vielehr
o	Nominating and Corporate Governance Committee: Byron C. Vielehr (Chairman), M. Christian Mitchell

●	The board of directors approved the following revised policies, charters and guidelines:
o	Code of Business Conduct and Ethics of Directors, Senior Financial Officers, Other Officers and All Other Employees
o	Whistleblower Policy
o	Policy for Transactions in Reis Securities and Insider Trading and Tipping
o	Audit Committee Charter
o	Compensation Committee Charter
o	Nominating and Governance Committee Charter
o	Corporate Governance Guidelines

A revised copy of these policies, charters and guidelines has been posted on the Investor Relations portion of the Company’s website, under “Corporate Governance/Documents & Charters.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REIS, INC.

By:	/s/ Mark P. Cantaluppi
Mark P. Cantaluppi
Vice President, Chief Financial Officer

Date:	June 6, 2014

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